UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 5, 2008

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On June 6, 2008, Jones Apparel Group, Inc. ("Jones") entered into two Amended and Restated Five-Year Credit Agreements, dated as of that date (the "Restated Credit Agreements"), among Jones Apparel Group USA, Inc. (formerly known as Kasper, Ltd., "Jones USA"), Jones, Jones Apparel Group Holdings, Inc., Nine West Footwear Corporation, and Jones Retail Corporation (collectively, the "Additional Obligors" and, together with Jones USA, the "Credit Parties"), the lending institutions party thereto (the "Lenders"), Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Administrative Agent for the Lenders (the "Administrative Agent"), JPMorgan Chase Bank, N.A. and Citibank, N.A., as Syndication Agents for the Lenders, and Bank of America, N.A., Barclays Bank PLC and SunTrust Bank as Documentation Agents.

        The first Amended and Restated Credit Agreement (the "Restated 2004 Credit Agreement") amends and restates the $1 billion Five-Year Credit Agreement, dated as of June 15, 2004, as amended (the "Original 2004 Credit Agreement"), among Jones USA, the Additional Obligors, the lending institutions party thereto, and Wachovia Bank, National Association, as Administrative Agent for such lenders, and the second Amended and Restated Credit Agreement (the "Restated 2005 Credit Agreement") amends and restates the $750 million Five-Year Credit Agreement, dated as of May 16, 2005, as amended (the "Original 2005 Credit Agreement" and, together with the Original 2004 Credit Agreement, the "Original Credit Agreements"), among Jones USA, the Additional Obligors, the lending institutions party thereto, and Wachovia Bank, National Association, as Administrative Agent for such lenders.

        The Restated 2004 Credit Agreement provides for a revolving credit facility of up to $500 million, and the Restated 2005 Credit Agreement continues to provide for a revolving credit facility of up to $750 million. The entire amount of the revolving credit facilities under the Restated Credit Agreements is available for advances and the issuance of trade and standby letters of credit, and the proceeds of borrowings can be used to refinance existing indebtedness, to fund working capital and for general corporate purposes, including acquisitions. Borrowing spreads and fees for letters of credit are based on spreads above LIBOR and other available interest rates, with the spreads changing based upon a pricing grid. Additionally, the Restated 2005 Credit Agreement facility size may be increased at any time or from time to time, at the request of Jones USA (but subject to its ability to identify a lender or lenders willing to participate in such increase), in minimum increments of $25 million, by an aggregate principal amount of up to $100 million. The Restated 2004 Credit Agreement will mature on June 15, 2009, and the Restated 2005 Credit Agreement will mature on May 16, 2010, at which time all outstanding amounts and letters of credit under the respective maturing Restated Credit Agreement will be due and payable.

        The Restated Credit Agreements effected modifications to the pricing provisions and covenants of the Original Credit Agreements (and in the case of the Restated 2004 Credit Agreement, effected a reduction in the facility size of the Original 2004 Credit Agreement) and are otherwise substantially similar to the Original Credit Agreements, which they replace. The Restated Credit Agreements contain representations, warranties and covenants customary for financings of this type including, without limitation, covenants requiring maintenance of a minimum Interest Coverage Ratio, a maximum Covenant Debt to EBITDA Ratio and a minimum Asset Coverage Ratio (each as defined in the Restated Credit Agreements), and covenants limiting the Credit Parties' ability to (1) incur debt and guaranty obligations, (2) incur liens, (3) make loans, advances, investments and acquisitions, (4) merge or liquidate, (5) sell or transfer assets, (6) pay dividends, repurchase shares, or make distributions to stockholders, and (7) engage in transactions with affiliates.

        Events of Default under the Restated Credit Agreements (subject to customary grace periods and cure rights) are also customary for financings of this type and include, but are not limited to, (i) failure to pay interest, principal or fees when due; (ii) material breach of representations or warranties, (iii) covenant default, (iv) cross-default to other debt in excess of an agreed amount, (v) a change in control, (vi) insolvency or bankruptcy, (vii) customary defaults under the Employee Retirement Income Security Act of 1974, and (viii) monetary judgment default in excess of an agreed amount. If an Event of Default occurs, the Administrative Agent may terminate the Restated Credit Agreements and declare the loans then outstanding, together with all other amounts owed to the Lenders and the Administrative Agent under the Restated Credit Agreements, to be immediately due and payable. All of the Additional Obligors are jointly and severally liable with Jones USA for all obligations of Jones USA under the Restated Credit Agreements.

        The descriptions above are summaries and are qualified in their entirety by the Restated Credit Agreements, which are filed as exhibits to this report and incorporated herein by reference. Capitalized terms not defined in this report shall have their respective meanings as set forth in the Restated Credit Agreements.

Item 8.01  Other Events.

        As previously announced, on September 6, 2007, Jones entered into an accelerated share repurchase ("ASR") agreement with Goldman, Sachs & Co. ("Goldman") to repurchase $400 million of Jones's outstanding common stock.  Purchases under the ASR  were subject to collar provisions that established minimum and maximum numbers of shares based generally on the volume-weighted average price of Jones's common stock during the term of the ASR program. Final settlement of the ASR program was scheduled for no later than July 19, 2008 and could occur earlier at the option of Goldman or later under certain circumstances.  Through June 5, 2008, 17.9 million shares had been delivered by Goldman to Jones under the terms of the ASR. On June 5, 2008, Goldman informed Jones that it had concluded the ASR. As a result, Jones received a final delivery of 3.1 million shares on June 10, 2008, bringing the aggregate number of shares received under the ASR program to 21.0 million shares.  No cash was required to complete the final delivery of shares.

        A copy of the press release announcing the completion of the $1.25 billion amended and restated bank credit facilities and the conclusion of the ASR program is attached as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 dated as of June 6, 2008 to the Amended and Restated Five-Year Credit Agreement dated as of June 15, 2004 by and among Jones Apparel Group USA, Inc., the other Additional Obligors referred to therein, the Lenders referred to therein and Wachovia Bank, National Association, as agent for the Lenders.
10.2	Amendment No. 2 dated as of June 6, 2008 to the Amended and Restated Five-Year Credit Agreement dated as of May 16, 2005 by and among Jones Apparel Group USA, Inc., the other Additional Obligors referred to therein, the Lenders referred to therein and Wachovia Bank, National Association, as agent for the Lenders.
99.1	Press Release of the Registrant dated June 11, 2008.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ John T. McClain John T. McClain Chief Financial Officer

 Date: June 11, 2008

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 3 dated as of June 6, 2008 to the Amended and Restated Five- Year Credit Agreement dated as of June 15, 2004 by and among Jones Apparel Group USA, Inc., the other Additional Obligors referred to therein, the Lenders referred to therein and Wachovia Bank, National Association, as agent for the Lenders.
10.2	Amendment No. 2 dated as of June 6, 2008 to the Amended and Restated Five- Year Credit Agreement dated as of May 16, 2005 by and among Jones Apparel Group USA, Inc., the other Additional Obligors referred to therein, the Lenders referred to therein and Wachovia Bank, National Association, as agent for the Lenders.
99.1	Press Release of the Registrant dated June 11, 2008.

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